Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES RECORD EARNINGS, UP 23%, FOR 2011; 12% ASSET GROWTH TO RECORD SIZE OF $2.7BB; REGULAR DIVIDEND DECLARED

Medford, MA, January 17, 2012-—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced record net income of $16,693,000 for the year ended December 31, 2011, or $3.01 per share diluted, an increase of 23.0% compared to net income of $13,574,000, or $2.45 per share diluted, for the same period a year ago. Total assets increased 12.3% from $2.4 billion at December 31, 2010 to $2.7 billion at December 31, 2011. For the quarter ended December 31, 2011, net income totaled $4,189,000, or $0.76 per share diluted, an increase of 6.8% compared to net income of $3,924,000, or $0.71 per share diluted, for the same period a year ago.

Net interest income totaled $55.3 million for the year ended December 31, 2011 compared to $51.8 million for 2011. The 6.8% increase in net interest income for the period is due to a 10.7% increase in the average balances of earning assets, combined with a similar increase in average deposits, offset slightly by a decrease in the net interest margin from 2.52% on a fully taxable equivalent basis in 2010 to 2.48% on the same basis for 2011.

The provision for loan losses decreased by $1.0 million from $5.6 million for the year ended December 31, 2010 to $4.6 million, for the year ended December 31, 2011, primarily as a result of decreased provisions related to nonaccrual loans. The Company capitalized on favorable market conditions for the fourth quarter and year ended December 31, 2011 and realized net gains on sales of investments of $695,000 and $1.9 million, respectively, as compared to $824,000 and $1.9 million for the same periods in 2010. Other income increased for the fourth quarter of 2011 compared to the same period last year primarily as a result of a sale of mortgage loans. FDIC assessments decreased, for the year, primarily as a result of a decrease in the assessment rate, offset somewhat by an increase in assets. The Company’s effective tax rate increased slightly from 8.4% in 2010 to 8.5% in 2011 primarily as a result of an increase in taxable income.

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At December 31, 2011, total equity was $160.6 million compared to $145.0 million at December 31, 2010. The Company’s equity increased primarily as a result of earnings and other comprehensive income, net of taxes, offset somewhat by dividends paid. The Company’s leverage ratio stood at 7.12% at December 31, 2011, compared to 7.35% at December 31, 2010. This decline in the leverage ratio is due to an increase in assets, offset by an increase in stockholders’ equity. Book value as of December 31, 2011 was $28.98 per share compared to $26.18 at December 31, 2010.

The Company’s allowance for loan losses was $16.6 million or 1.68% of loans outstanding at December 31, 2011, compared to $14.1 million, or 1.55% of loans outstanding at December 31, 2010. Non-performing assets totaled $7.0 million at December 31, 2011, compared to $8.1 million at December 31, 2010.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable February 15, 2012 to stockholders of record on February 1, 2012.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-four full-service branches in the Greater Boston area, including our newest branch in Newton Centre, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	December 31, 2011	December 31, 2010
Assets
Cash and Due From Banks	$50,187	$37,215
Federal Funds Sold and Interest-bearing Deposits In Other Banks	157,579	151,337

Short-term Investments	18,351	113,918

Securities Available-For-Sale (AFS)	1,258,676	909,391

Securities Held-to-Maturity	179,368	230,116

Federal Home Loan Bank of Boston stock, at cost	15,531	15,531

Loans:
Commercial & Industrial	82,404	90,654
Construction & Land Development	56,819	53,583
Commercial Real Estate	487,495	433,337
Residential Real Estate	239,307	207,787
Consumer and Other	7,681	6,594
Home Equity	110,786	114,209

Total Loans	984,492	906,164
Less: Allowance for Loan Losses	16,574	14,053

Net Loans	967,918	892,111

Bank Premises and Equipment	21,757	21,228
Accrued Interest Receivable	6,022	6,601
Goodwill	2,714	2,714
Core Deposit Intangible	120	508
Other Assets	65,002	61,014

Total Assets	$2,743,225	$2,441,684

Liabilities
Demand Deposits	$365,854	$322,002

Interest Bearing Deposits:
Savings and NOW Deposits	708,988	649,402
Money Market Accounts	616,241	513,359
Time Deposits	433,501	417,260

Total Interest Bearing	1,758,730	1,580,021

Total Deposits	2,124,584	1,902,023

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	143,320	108,550
Other Borrowed Funds	244,143	222,118

Total Borrowed Funds	387,463	330,668

Other Liabilities	34,446	27,885
Subordinated Debentures	36,083	36,083

Total Liabilities	2,582,576	2,296,659

Total Stockholders’ Equity	160,649	145,025

Total Liabilities & Stockholders’ Equity	$2,743,225	$2,441,684

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter and Year ended December 31, 2011 and 2010

(in thousands)

	Quarter ended December 31,		Year ended December 31,
	2011	2010	2011	2010

Interest Income:
Loans	$11,949	$12,350	$48,096	$48,434
Securities Held-to-Maturity	1,221	1,657	5,816	7,158
Securities Available-for-Sale	5,935	4,719	23,039	19,349
Federal Funds Sold and Interest-bearing Deposits In Other Banks	147	396	1,114	1,642

Total Interest Income	19,252	19,122	78,065	76,583

Interest Expense:
Savings and NOW Deposits	525	818	2,539	4,072
Money Market Accounts	588	753	2,706	3,942
Time Deposits	2,071	2,168	9,356	7,914
Securities Sold Under Agreements to Repurchase	89	107	379	573
Other Borrowed Funds and Subordinated Debentures	1,960	1,965	7,786	8,316

Total Interest Expense	5,233	5,811	22,766	24,817

Net Interest Income	14,019	13,311	55,299	51,766

Provision For Loan Losses	950	1,350	4,550	5,575

Net Interest Income After
Provision for Loan Losses	13,069	11,961	50,749	46,191

Other Operating Income
Service Charges on Deposit Accounts	2,031	1,998	7,885	7,876
Lockbox Fees	641	718	2,770	2,911
Net Gain on Sales of Investments	695	824	1,940	1,851
Other Income	994	683	3,645	3,361

Total Other Operating Income	4,361	4,223	16,240	15,999

Operating Expenses
Salaries and Employee Benefits	7,682	6,779	29,630	28,398
Occupancy	1,126	1,034	4,411	4,037
Equipment	535	595	2,235	2,132
FDIC Assessment	413	790	2,025	2,965
Other	2,946	2,697	10,441	9,840

Total Operating Expenses	12,702	11,895	48,742	47,372

Income Before Income Taxes	4,728	4,289	18,247	14,818

Income Tax Expense	539	365	1,554	1,244

Net Income	$4,189	$3,924	$16,693	$13,574

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	December 31, 2011	December 31, 2010
Assets
Cash and Due From Banks	$51,963	$52,662
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	276,413	371,665

Securities Available-For-Sale (AFS)	1,099,099	788,951
Securities Held-to-Maturity	178,659	222,154

Total Loans	948,883	877,858
Less: Allowance for Loan Losses	15,767	13,686

Net Loans	933,116	864,172

Unrealized Gain on Securities AFS	11,004	13,151
Bank Premises and Equipment	21,537	21,334
Accrued Interest Receivable	6,658	6,575
Goodwill	2,714	2,714
Core Deposit Intangible	317	704
Other Assets	64,104	58,816

Total Assets	$2,645,584	$2,402,898

Liabilities
Demand Deposits	$326,102	$298,825

Interest Bearing Deposits:
Savings and NOW Deposits	735,022	696,232
Money Market Accounts	584,059	543,432
Time Deposits	484,142	356,457

Total Interest Bearing	1,803,223	1,596,121

Total Deposits	2,129,325	1,894,946

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	129,137	133,080
Other Borrowed Funds	166,126	165,190

Total Borrowed Funds	295,263	298,270

Other Liabilities	29,253	31,074
Subordinated Debentures	36,083	36,083

Total Liabilities	2,489,924	2,260,373

Total Stockholders’ Equity	155,660	142,525

Total Liabilities & Stockholders’ Equity	$2,645,584	$2,402,898

Total Average Earning Assets - QTD	$2,570,937	$2,295,297

Total Average Earning Assets - YTD	$2,503,054	$2,260,628

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	December 31, 2011	December 31, 2010

Performance Measures:

Earnings per average share, basic, quarter	$0.76	$0.71
Earnings per average share, diluted, quarter	$0.76	$0.71
Earnings per average share, basic, year-to-date	$3.01	$2.45
Earnings per average share, diluted, year-to-date	$3.01	$2.45
Return on average assets, year-to-date	0.63%	0.56%
Return on average stockholders’ equity, year-to-date	10.72%	9.52%
Net interest margin (taxable equivalent), quarter	2.44%	2.55%
Net interest margin (taxable equivalent), year-to-date	2.48%	2.52%
Efficiency ratio, year-to-date	62.2%	65.0%
Book value per share	$28.98	$26.18
Tangible book value per share	$28.47	$25.60
Tangible capital / tangible assets	5.76%	5.82%

Common Share Data:
Average shares outstanding, basic, quarter	5,540,798	5,537,776
Average shares outstanding, diluted, quarter	5,542,052	5,539,639
Average shares outstanding, basic, year-to-date	5,540,644	5,533,506
Average shares outstanding, diluted, year-to-date	5,541,794	5,535,742

Shares outstanding Class A	3,548,317	3,528,867
Shares outstanding Class B	1,994,380	2,011,380

Total shares outstanding at period end	5,542,697	5,540,247

Asset Quality and Other Data:

Allowance for loan losses / loans	1.68%	1.55%
Nonaccrual loans	$5,827	$8,068
Nonperforming assets	$7,009	$8,068
Loans 90 days past due and still accruing	$18	$50
Accruing troubled debt restructures	$4,634	$1,248
Net charge-offs, year-to-date	$2,030	$3,894

Leverage ratio	7.12%	7.35%
Tier 1 risk weighted capital ratio	14.73%	14.86%
Total risk weighted capital ratio	15.98%	16.03%
Total risk weighted assets	$1,306,874	$1,199,896